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                                                                Exhibit (21.0)


                              BADGER METER, INC.

                         SUBSIDIARIES OF THE REGISTRANT


The Company's subsidiaries are listed below. All of the subsidiaries of the Company listed below are included in the consolidated financial statements.



                                              Percentage    State or Country
  Name                                        of ownership  in which organized
  ----                                        ------------  ------------------
  Precision Measurement
     Incorporated                              100%            Texas

  Badger Meter Europe, GmbH                    100%            Federal
                                                               Republic
                                                               of Germany

  Badger Meter International
     Sales, Inc. (a DISC)                      100%            Delaware

  Badger Meter de Mexico, S.A. de C.V.         100%            Mexico

  Badger Meter Limited                         100%            U.K.

  Badger Meter de Las Americas, S.A. de C.V.   100%            Mexico

  Badger Meter Export, Inc.                    100%            Virgin Islands
     (a large FSC)                                             (U.S.)